UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2012

QUESTCOR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

California	001-14758	33-0476164
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Kellogg Drive, Suite D, Anaheim, California		92807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 786-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Questcor Pharmaceuticals, Inc. (the “Company”) is providing the following update regarding key operating metrics and its share repurchase program. The operating metrics discussed below relate to the Company’s primary product, H.P. Acthar ® Gel (repository corticotropin injection) (“Acthar”), and are based on the most recent data available to the Company at the time of this filing:

Paid Acthar Prescriptions

Paid Prescriptions July 2012*
Nephrotic Syndrome (NS)	105-110
Multiple Sclerosis (MS)	370-380
Infantile Spasms (IS)	35-40
Dermatomyositis/Polymyositis (DM/PM)	1

*	Preliminary; subject to adjustment.

The Company has completed the expansion of its Nephrology Sales Force from 28 to 58 representatives, is nearing completion of the expansion of its Neurology Sales Force from 77 to 107 representatives; and has substantially completed the hiring of its pilot Rheumatology Sales Force. The Company believes these expansions will enable it to further broaden physician awareness of Acthar and its appropriate role in the treatment of Nephrotic Syndrome, MS relapses and the rheumatology conditions Dermatomyositis and Polymyositis. Based on the number of prescriptions received by the Company’s reimbursement support center during July 2012 for each of NS, MS and DM/PM, the Company believes that its strategy to further increase physician awareness of Acthar through sales force expansion is generating positive results.

Insurance coverage continued to remain favorable for Acthar during July 2012.

Shipped Acthar Vials

Net sales of Acthar are derived from the Company’s sales of vials to CuraScript Specialty Distributor (“CuraScript SD”). During July 2012, Questcor shipped a total of 1,650 vials of Acthar to CuraScript SD. This figure includes vials for which the Company established reserves for future Medicaid and other government program rebates and chargebacks, but does not include vials related to the Company’s patient assistance program. The relationship between vials shipped, net sales and prescriptions can change from period to period due to several factors including the following:

•

changes in the Company’s reserve percentage for Medicaid and other government programs. The Company’s total sales reserve percentage is primarily driven by its Medicaid reserve percentage, which exhibits significant quarterly volatility.

•

changes in distribution channel inventory levels from period to period. The Company believes that while distribution channel inventory declined during July, the number of Acthar vials in its distribution channel remained within its normal historic range as of July 31, 2012. The Company’s monthly and quarterly vial shipments continue to be subject to significant variation due to the size and timing of individual orders received from Questcor’s distributor. The timing of when these orders are received and filled can significantly affect net sales and net income in any particular quarter. The Company believes that investors should consider the Company’s results over several quarters when analyzing the Company’s performance.

•

changes in the number of vials per script for each indication, the number of vials shipped in the most recent period in connection with prescriptions written in previous periods, and the number of vials that could be shipped in future periods in connection with prescriptions written in the most recent period.

Share Repurchase Program and Balance Sheet Information

•

During the third quarter of 2012, through August 6, 2012, the Company used $58.1 million in cash to repurchase 1,484,300 shares of its common stock in open market transactions, at an average price of $39.15 per share.

•

Year to date through August 6, 2012, the Company used $243.2 million in cash to repurchase 6,012,654 shares of its common stock in open market transactions, at an average price of $40.45 per share, representing approximately 10% of total outstanding common stock.

•

Since the repurchase program began in 2008, the Company has returned $321.7 million in cash to shareholders though the repurchase of its common and preferred stock, representing approximately 99% of the Company’s operating cash flow during that period.

•

As of August 6, 2012, Questcor had approximately 58.2 million shares of common stock outstanding, approximately 61.1 million shares of common stock outstanding on a diluted basis using the treasury method, and had repurchased a total of 21.4 million shares of common and preferred stock, at an average price of $15.02 per share, with 3.2 million shares remaining under its common stock repurchase program.

The Company is also providing the following unaudited balance sheet information as of August 6, 2012:

•	Cash, cash equivalents and short-term investments: $121.8 million, current balance does not reflect the use of $18.3 million to settle the Company’s most recent repurchase transactions.

•	Accounts receivable: $39.2 million.

Important Information Regarding Prescriptions and Net Sales

End-user demand for Acthar results from physicians writing prescriptions to patients, currently primarily for the treatment of NS, MS, IS and DM/PM. The number of paid prescriptions for Acthar in each therapeutic area is volatile and the Company believes that investors should consider the Company’s results over several quarters when analyzing its performance. Physicians do not purchase Acthar for resale to patients. Instead, patients purchase Acthar directly from specialty pharmacies after receiving a prescription and, typically arranging for third party reimbursement (government or commercial insurance) – often after satisfying a prior authorization requirement imposed by their insurance carrier.

Net sales of Acthar are derived from the Company’s sales of vials to CuraScript SD, which in turn sells Acthar primarily to specialty pharmacies. These specialty pharmacies place orders to CuraScript SD based on their respective levels of prescription filling activity related to Acthar and their respective inventory practices.

Recommended treatment regimens among physicians prescribing Acthar vary within each therapeutic area. Due to various factors, including inventory levels at both the specialty pharmacies and at CuraScript SD, the duration of treatment regimens and the timing of the placement of refill prescription orders, there is typically a delay between changes in prescription levels and changes in the levels of orders the Company receives from CuraScript SD. Additionally, physician-recommended treatment regimens, and patient compliance with treatment regimens, may vary over time.

The Company’s ability to accurately determine the number of prescriptions is subject to the following important notes:

(1) Because Acthar prescriptions are filled at specialty pharmacies, the Company does not receive complete information regarding either the number of prescriptions or the number of vials by therapeutic area for all of the patients being treated with Acthar. However, the Company is able to monitor trends in payer mix and areas of therapeutic use for new (non-refill) Acthar prescriptions based on data the Company receives from its reimbursement support center. The Company estimates that over 90% of new Acthar prescriptions are processed by this support center, but believes that very few refill prescriptions are processed there.

(2) In this Form 8-K, the terms “Nephrotic Syndrome,” “Multiple Sclerosis,” “Infantile Spasms,” “Dermatomyositis/Polymyositis” and “Rheumatology,” and their abbreviations, refer to the on-label indications for Acthar associated with such conditions. Investors should refer to the FDA approved Acthar label, which can be found at http://www.acthar.com/files/Acthar-PI.pdf. Prescription figures include related conditions for each therapeutic area. Related conditions are diagnoses that are either alternative descriptions of the medical condition or are closely related to the medical condition referenced above. For example, a prescription for “Demyelinating disease of the central nervous system” would be included as an MS-related condition for purpose of the prescription information provided above. About 5% of the prescriptions referenced are for related conditions.

(3) A new prescription may or may not represent a new patient or a new therapy for the patient receiving the prescription. The Company uses business rules to determine whether a prescription should be classified as new for counting purposes. From time to time, the Company may modify these rules.

Quarterly Paid Prescriptions by Therapeutic Area

	Paid Prescriptions		Paid Prescriptions
	Multiple Sclerosis (MS)	Quarterly Year over Year Growth MS Paid Rx	Nephrotic Syndrome (NS)	Infantile Spasms (IS)	Dermatomyositis/ Polymyositis (DM/PM)*
Q1-10	231	196%	11	89
Q2-10	304	145%	4	95
Q3-10	323	129%	8	92
Q4-10	354	66%	7	91
Q1-11	508	120%	18	89
Q2-11	751	147%	45	106
Q3-11	886	174%	60	112
Q4-11	945	167%	146	120
Q1-12	1,000	97%	238	112	1
Q2-12	1,110	48%	314	96	6

*	Paid prescription data for DM/PM provided beginning in Q1-12.

Monthly Paid Prescriptions by Therapeutic Area

	Paid Prescriptions
	Multiple Sclerosis (MS)	Nephrotic Syndrome (NS)	Infantile Spasms (IS)	Dermatomyositis/ Polymyositis (DM/PM)**
Jan-10	67	6	26
Feb-10	72	4	30
Mar-10	92	1	33
Apr-10	107	0	34
May-10	90	2	28
Jun-10	107	2	33
Jul-10	101	3	27
Aug-10	119	2	31
Sep-10	103	3	34
Oct-10	107	0	23
Nov-10	119	4	25
Dec-10	128	3	43
Jan-11	114	4	31
Feb-11	157	6	28
Mar-11	237	8	30
Apr-11	245	9	34
May-11	239	15	32
Jun-11	267	21	40
Jul-11	241	12	31
Aug-11	303	19	37
Sep-11	342	29	44
Oct-11	297	39	33
Nov-11	326	46	56
Dec-11	322	61	31
Jan-12	338	72	48	0
Feb-12	316	73	39	1
Mar-12	346	93	25	0
Apr-12	339	94	31	0
May-12	365	103	32	3
Jun-12	406	117	33	3
Jul-12*	370-380	105-110	35-40	1

*	Preliminary; subject to adjustment.
**	Paid prescription data for DM/PM provided beginning in Jan-12.

Quarterly Shipped Vials***

	Shipped Vials	Quarterly Year over Year Growth
Q1-10	1,446	1%
Q2-10	1,680	7%
Q3-10	1,890	40%
Q4-10	1,680	3%
Q1-11	2,010	39%
Q2-11	2,430	45%
Q3-11	2,910	54%
Q4-11	3,360	100%
Q1-12	4,111	105%
Q2-12	4,710	94%

Monthly Shipped Vials***

Shipped Vials
Jan-10	424
Feb-10	392
Mar-10	630
Apr-10	510
May-10	660
Jun-10	510
Jul-10	690
Aug-10	600
Sep-10	600
Oct-10	600
Nov-10	450
Dec-10	630
Jan-11	480
Feb-11	870
Mar-11	660
Apr-11	810
May-11	660
Jun-11	960
Jul-11	960
Aug-11	840
Sep-11	1,110
Oct-11	900
Nov-11	1,170
Dec-11	1,290
Jan-12	1,440
Feb-12	1,140
Mar-12	1,530
Apr-12	1,350
May-12	1,560
Jun-12	1,800
Jul-12	1,650

***	The Company’s monthly and quarterly vial shipments continue to be subject to significant variation due to the size and timing of individual orders received from Questcor’s distributor. The timing of when these orders are received and filled can significantly affect net sales and net income in any particular quarter. The Company believes that investors should consider the Company’s results over several quarters when analyzing the Company’s performance.

In accordance with General Instruction B.2. of Form 8-K, the information in Items 2.02 and 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2012	QUESTCOR PHARMACEUTICALS, INC.

	By:	/s/ Michael H. Mulroy
Michael H. Mulroy
Senior Vice President, Chief Financial Officer and General Counsel